                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Xetel Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

[XETEL LOGO]
                                            July 10, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of XeTel Corporation, a Delaware Corporation (the "Company"), which will be held at 10:30 A.M. Central Time on Tuesday, August 11, 1998, at the Company's offices located at 2105 Gracy Farms Lane, Austin, Texas 78758.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

     After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     Your vote is important to the Company. After reading the Proxy Statement, please mark, date, sign and return by no later than July 22, 1998, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's Fiscal Year 1998 Annual Report to Stockholders is also enclosed.

     The Board of Directors and Management look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            /s/ ANGELO A. DECARO, JR.
                                            Angelo A. DeCaro, Jr.
                                            President and Chief Executive
                                            Officer

--------------------------------------------------------------------------------

2105 GRACY FARMS LANE - AUSTIN, TEXAS 78758 - (512) 435-1000 - FAX (512)
834-9250
--------------------------------------------------------------------------------

                                  [Xetel Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 11, 1998

To the Stockholders of XeTel Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of XeTel Corporation, a Delaware corporation (the "Company"), will be held at 10:30 A.M. Central Time on Tuesday, August 11, 1998, at the Company's offices located at 2105 Gracy Farms Lane, Austin, Texas 78758 for the following purposes, as more fully described in the Proxy Statement accompanying this
Notice:

          (i) to elect two Class III Directors to serve until the annual stockholders' meeting in the year 2001, or until their successors are elected and qualified;

          (ii) to approve an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") to increase the number of shares of Common Stock authorized for issuance over the term of the 1997 Plan by an additional 500,000 shares;

          (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on June 19, 1998 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices, 2105 Gracy Farms Lane, Austin, Texas 78758 for at least 10 days prior to the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying proxy statement, which describes matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                            By order of the Board of Directors,

                                            /s/ JULIAN C. HART

                                            Julian C. Hart
                                            Secretary

Austin, Texas
July 10, 1998

                             YOUR VOTE IS IMPORTANT

     IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                               XETEL CORPORATION
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 11, 1998

                      GENERAL INFORMATION FOR STOCKHOLDERS

     THE ENCLOSED PROXY ("PROXY") IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS (THE "BOARD") OF XETEL CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT 10:30 A.M. CENTRAL TIME ON TUESDAY, AUGUST 11, 1998, AT THE COMPANY'S OFFICES LOCATED AT 2105 GRACY FARMS LANE, AUSTIN, TEXAS 78758, AND AT ANY ADJOURNMENT THEREOF.

     This proxy statement and the accompanying form of Proxy are to be first mailed to the stockholders entitled to vote at the Annual Meeting on or about July 10, 1998.

RECORD DATE AND VOTING

     Stockholders of record at the close of business on June 19, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on such date, there were 9,067,922 shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"), outstanding and entitled to vote, held by 107 registered stockholders of record in street name for the benefit of approximately 1,900 owners. No shares of the Company's preferred stock, par value $0.0001, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposals described in the notice of annual meeting and in this proxy statement. Abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 2105 Gracy Farms Lane, Austin, Texas 78758 or by telephone at (512) 435-1228. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by July 28, 1998.

                                   IMPORTANT

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, POSTAGE-PREPAID, RETURN ENVELOPE BY NO LATER THAN JULY 22, 1998, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

REVOCABILITY OF PROXIES

     Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to its exercise by filing with the Assistant Secretary of the Company at its offices at 2105 Gracy Farms Lane, Austin, Texas 78758 a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION

     This solicitation of Proxies is made for the Board, and the Company will bear the costs of the solicitation, including the expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to their principals. The Company may pay for and use the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if the Board determines that it is advisable.

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED MARCH 28, 1998 (THE "ANNUAL REPORT") HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                PROPOSAL ONE -- ELECTION OF CLASS III DIRECTORS

GENERAL

     The Company's Board is divided into three classes, with the term of office of one class expiring each year. The Company currently has five Directors, with one Director in Class I, two Directors in Class II and two Directors in Class
III. The terms of office of Directors Angelo A. DeCaro, Jr. and Ronald W. Guire expire at this Annual Meeting. The term of office of Sam L. Densmore expires at the 1999 annual meeting and the terms of office of Kozo Sato and Raimon L. Conlisk expire at the 2000 annual meeting. At this Annual Meeting, stockholders will be asked to elect two (2) Directors with a term of three (3) years.

VOTE REQUIRED

     Each nominee receiving the affirmative votes of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors shall be elected to the Board of Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions and broker non-votes in the election of Directors, the Company believes that both abstentions and broker non-votes should be counted for purposes of whether a quorum is present at the Annual Meeting. In the absence of precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below, two of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     The name of the nominees and certain information about each are set forth below:

NAME OF NOMINEE           AGE                   POSITION/PRINCIPAL OCCUPATION
---------------           ---                   -----------------------------
Angelo A. DeCaro, Jr....  46     President, Chief Executive Officer and Director (Class III)
Ronald W. Guire.........  49     Chairman of the Board of Directors (Class III)

     MR. DECARO has served as a Director and President of the Company since 1993, and in August 1995 was elected its Chief Executive Officer. Mr. DeCaro was employed by IBM from 1974 to 1993, and served as Director of Operations-Printed Wiring Board and Services at IBM's circuit board facility in Austin, Texas from 1992 to 1993, and Plant Manager of the same facility from 1989 to 1992.

     MR. GUIRE has served as Chairman of the Board of Directors since April 1998. Prior to April 1998, Mr. Guire served as a Director of the Company from 1986 to April 1998 and as Secretary from 1991 to September 1996. Mr. Guire has served with EXAR Corporation ("EXAR"), a semiconductor designer and manufacturer, since 1984 including as Executive Vice President since June 1995, as Senior Vice President from 1989 to 1995 and as a director, Secretary of the Board of Directors and Chief Financial Officer since 1985. Mr. Guire was formerly a partner in the public accounting firm of Graubart & Co. from 1979 to 1985.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

     The names and certain other information about the Directors whose terms of office continue after the Annual Meeting are set forth below:

NAME OF NOMINEE                              AGE        POSITION/PRINCIPAL OCCUPATION
---------------                              ---        -----------------------------
Kozo Sato..................................  58     Director (Class II)
Raimon L. Conlisk..........................  75     Director (Class II)
Sam L. Densmore............................  57     Director (Class I)

     MR. SATO has served as a Director of the Company since 1986 and as Chairman of the Board of Directors from 1986 to April 1998. Mr. Sato previously served as the Company's Chief Executive Officer from 1986 to August 1995. Mr. Sato has served as a director of Rohm Americas, Inc., a wholly-owned subsidiary of Rohm Co., Ltd., Japan, a diversified electronics company since February 1997. From 1984 to October 1997, Mr. Sato also served as the Chief Executive Officer and President of Rohm U.S.A., Inc. ("Rohm"), a wholly-owned subsidiary of Rohm Co., Ltd., Japan.

     MR. CONLISK has served as a Director of the Company since 1991. Since 1977, Mr. Conlisk has served as President of Conlisk Associates, an international management consulting firm serving high technology companies. Mr. Conlisk formerly served with Quantic Industries, Inc., a privately held manufacturer of electronic systems and devices, as a Director from 1970 until his retirement in 1990, as Chairman from 1984 until his retirement and as President from 1984 to 1989. From 1970 to 1973, and from 1987 to 1990, Mr. Conlisk served as a director of the American Electronics Association. Mr. Conlisk has served as Chairman of the Board of EXAR since 1994, after serving as a Director from 1985 and Vice Chairman of the Board of EXAR from 1990. He has served as Chairman of the Board of SBE, since 1997, after serving as a Director of SBE from 1991.

     MR. DENSMORE has served as a Director of the Company since May 1997. Mr. Densmore has served with RF Monolithics, Inc., a radio frequency component and module designer and manufacturer, since 1993 including as President and Chief Executive Officer since 1996, Director since 1994 and Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary from 1993 to 1996. In 1991, Mr. Densmore founded the IBC Group, a private consulting company, and served as its President from 1991 to 1993. From 1984 to 1990, Mr. Densmore was employed at Recognition International, Inc., a document image processing company. During that period, Mr. Densmore served as Senior Vice President, Treasurer and Chief Financial Officer from 1989 to 1990 and Vice President of Corporate Development from 1984 to 1989. Mr. Densmore is a Certified Public Accountant.

     There is no family relationship between any Director of the Company.

           PROPOSAL TWO -- APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                           1997 STOCK INCENTIVE PLAN

     The Company's shareholders are being asked to approve an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") to increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1997 Plan by an additional 500,000 shares to 2,412,100 shares reserved after approval at this Annual Meeting.

     The 1997 Plan was adopted by the Board on June 18, 1997 as the successor to the Company's 1992 Stock Option Plan (the "1992 Plan") and was approved by the stockholders in August 1997. The 1997 Plan became effective on August 12, 1997, and at that time all outstanding options under the 1992 Plan were incorporated into the 1997 Plan and the 1992 Plan was accordingly terminated as to all future option grants. The 1997 Plan is designed to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to the Company's long-term growth and financial success. Accordingly, officers and other key employees, non-employee Board members and consultants and other advisors in the service of the Company or any subsidiary corporation have the opportunity to acquire a meaningful equity interest in the Company through their participation in the 1997 Plan.

     The amendment to the 1997 Plan for which stockholder approval is sought under this Proposal Two was adopted by the Board on April 20, 1998, subject to stockholder approval at this Annual Meeting. The proposed share increase will assure that a sufficient reserve of Common Stock is available under the 1997 Plan in order to achieve the objectives of the 1997 Plan.

     The following is a summary of the principal features of the 1997 Plan including the amendment which will become effective upon stockholder approval of this Proposal Two. The summary, however, does not purport to be a complete description of all the provisions of the 1997 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Austin, Texas.

EQUITY INCENTIVE PROGRAMS

     The 1997 Plan contains four separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Salary Investment Option Grant Program, (iii) a Stock Issuance Program and (iv) an Automatic Option Grant Program. The principal features of these programs are described below. The 1997 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board (the "Committee"). The Committee has complete discretion (subject to the provisions of the 1997 Plan) to authorize option grants and direct stock issuances under the 1997 Plan. However, all grants under the Automatic Option Grant Program are and will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Committee with respect to the grants made thereunder.

SHARE RESERVE

     2,412,100 shares of Common Stock have been reserved for issuance over the ten-year term of the 1997 Plan, including the 500,000 share increase subject to stockholder approval of this Proposal Two. Of the 500,000 share increase, 100,000 shares will be reserved for issuance under the Stock Issuance and Automatic Option Grant Programs and the remaining 400,000 shares will be reserved for issuance under the Discretionary Option Grant and Salary Investment Option Grant Programs. In no event may any one participant in the

1997 Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 400,000 shares in any calendar year.

     As of June 1, 1998, options for 1,532,075 shares of Common Stock were outstanding under the 1997 Plan, and approximately 380,025 shares of Common Stock remained available for future option grants; 70,000 shares for the Stock Issuance and Automatic Option Grant Programs and 310,025 shares for the Discretionary and Salary Investment Option Grant Programs.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1997 Plan and to the securities and exercise price under each outstanding option.

ELIGIBILITY

     Officers and employees, non-employee Board members and consultants and independent advisors in the service of the Company or any parent or subsidiary corporation (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and officers and other selected employees are also be eligible to participate in the Salary Investment Option Grant Program. Only non-employee members of the Board are eligible to participate in the Automatic Option Grant Program.

     As of March 28, 1998 approximately 7 executive officers, 519 other employees and 4 non-employee Board members were eligible to participate in the 1997 Plan, and 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the 1997 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On June 1, 1998, the closing selling price per share was $4.38.

                       DISCRETIONARY OPTION GRANT PROGRAM

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty five percent (85%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Committee has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Committee is authorized to issue limited stock appreciation rights in connection with option grants made to officers of the Company under the Discretionary Option Grant Program. Any option with such a limited stock appreciation right in effect may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

     The Committee has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                     SALARY INVESTMENT OPTION GRANT PROGRAM

     The Committee has complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Committee an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by a designated multiple of one percent (1%). However, the salary reduction amount may not be less than Five Thousand Dollars ($5,000) and may not be more than Fifty Thousand Dollars ($50,000). To the extent the Committee approves the salary reduction authorization, the individual who filed that authorization will be granted an option under the Salary Investment Option Grant Program on or before the last trading day in January of the calendar year for which that salary reduction is to be in effect.

     Each option will be subject to substantially the same terms and conditions applicable to option grants made under the Discretionary Option Grant Program, except for the following differences:

     - The exercise price per share will be equal to one-third of the fair market value per share of Common Stock on the option grant date, and the number of option shares will be determined by dividing the total dollar amount of the authorized reduction in the participant's base salary by two-thirds of the fair market value per share of Common Stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will equal the dollar amount of the optionee's base salary invested in the option.

     - The option will become exercisable for the option shares in a series of twelve successive equal monthly installments upon the optionee's completion of each calendar month of service in the calendar year for which the salary reduction is in effect.

     - Each option will remain outstanding for vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date the optionee's service terminates.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty five percent (85%) of fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee, however, has the discretionary authority at any time to accelerate the vesting of any unvested shares.

                         AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will receive, at the time of such initial election or appointment, an automatic option grant for 15,000 shares of Common Stock. In addition, on the date of each Annual Stockholders Meeting each non-employee Board member (including individuals who first joined the Board prior to the 1997 Annual Stockholders Meeting) who is to continue to serve as a non-employee Board member after such meeting, will automatically be granted an option grant for 5,000 shares. There is no limit on the number of such 5,000 share option grants any one non-employee Board member may receive over his or her period of Board service.

     Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

     Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial 15,000-share option grant will vest (and the Company's repurchase rights will lapse) in three (3) successive equal installments upon completion of each year of Board service measured from the option grant date. Each annual 5,000-share option grant will vest (and the Company's repurchase rights will lapse) upon completion of one (1) year of service measured from the option grant date.

     The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability. In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation automatically accelerate in full, and all unvested shares under the Stock Issuance Program immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Committee has complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee's service is involuntarily terminated within a designated period (not to exceed 18 months) following such acquisition. The Committee has similar discretion to grant options which will become fully exercisable for all the option shares upon a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members) or upon the subsequent termination of the individual's service within a designated period (not to exceed 18 months). The Committee may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions. Each option outstanding under the Salary Investment Option Grant and Automatic Option Grant Programs will automatically accelerate in the event of such an acquisition or hostile change in control of the Company.

     The Committee extended these acceleration provisions to options incorporated into the 1997 Plan from the 1992 Plan.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

     The Committee may permit one or more officers of the Company to pay the exercise price of outstanding options or the purchase price of shares under the 1997 Plan by delivering a promissory note payable in installments. The Committee will determine the terms of any such promissory note. However, the maximum amount of financing provided any such officer may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Committee, over the participant's period of service.

AMENDMENT AND TERMINATION

     The Board may amend or modify the 1997 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1997 Plan at any time, and the 1997 Plan will in all events terminate on June 17, 2007.

STOCK AWARDS

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between March 30, 1997 and June 1, 1998, together with the weighted average exercise price payable per share. During the 1998 fiscal year, options were granted to eligible employees under the 1997 Plan.

                              OPTION TRANSACTIONS

                                                                                WEIGHTED
                                                               NUMBER OF        AVERAGE
                           NAME                              OPTION SHARES   EXERCISE PRICE
                           ----                              -------------   --------------
Angelo A. DeCaro, Jr.
  President, Chief Executive Officer and Director..........      25,000           5.00
William A. Peten
  Senior Vice President, Corporate Materials and Systems...      10,000           5.00
Richard S. Chilinski
  Vice President, Chief Financial Officer and Assistant
  Secretary................................................      10,000           5.00
Norman E. O'Shea
  Vice President, General Manager XeTel West...............      15,000           5.00
Julian C. Hart
  Senior Vice President and Chief Technical Officer........      10,000           5.00
All current executive officers as a group (7 persons)......     160,000           4.75
All non-employee Directors as a group (4 persons)..........      30,000           5.00
All employees, including current officers who are not
  executive officers as a group (39 persons)...............     225,500           5.14

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

          Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

          If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of
     (i) the fair market value of such shares on the option exercise date over
     (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

          Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

     The tax principles applicable to direct stock issuances under the 1997 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will not qualify as performance-based compensation for purposes of Code Section 162(m) and will have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis. Footnote disclosure will be required as to the impact the outstanding options under the 1997 Plan would have upon the Company's reported earnings were the value of those options treated as compensation expense.

NEW PLAN BENEFITS

     As of June 1, 1998, no options have been granted, and no direct stock issuances have been made, on the basis of the 500,000-share increase summarized in this Proposal Two. At the 1998 Annual Meeting, each individual who is to continue to serve as a non-employee Board member will receive an option grant under the Automatic Option Grant Program on the date of the meeting to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value per share of Common Stock on the grant date.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the amendment to the 1997 Plan. Should such stockholder approval not be obtained, then the 500,000-share increase to the 1997 Plan will not be implemented and any stock options granted on the basis of the 500,000-share increase to the 1997 Plan will immediately terminate without becoming exercisable for the shares of Common Stock subject to those options, and no additional options will be granted on the basis of such share increase. The 1997 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1997 Plan in effect prior to the amendment summarized in this Proposal Two, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants and direct stock issuances made under the 1997 Plan.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1997 PLAN.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or awarded by the Company during fiscal 1998 to the President and Chief Executive Officer and each of the four other most highly compensated officers of the Company whose total annual compensation in such year exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 30, 1996, March 29, 1997 and March 28, 1998:

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL                          LONG-TERM
                                               COMPENSATION                  COMPENSATION AWARDS
                                     --------------------------------   -----------------------------
                                                         OTHER ANNUAL                      SECURITIES    ALL OTHER
                            FISCAL                       COMPENSATION   RESTRICTED STOCK   UNDERLYING   COMPENSATION
                             YEAR    SALARY     BONUS       ($)(1)           ($)(2)        OPTIONS(#)      ($)(3)
                            ------   -------    ------   ------------   ----------------   ----------   ------------
Angelo A. DeCaro, Jr. ....   1998    180,000    10,000      4,800            29,688          25,000         2,375
  President and Chief        1997    168,462    10,000      4,800                --          70,000         2,106
  Executive Officer and      1996    161,538    66,083      4,800                --          20,000        27,457
  Director
William A. Peten..........   1998    134,904     5,000         --            14,844          10,000         1,811
  Senior Vice President,     1997    122,855    10,000         --                --          30,000         1,903
  Corporate Materials and    1996    112,115    29,370         --                --          12,000         1,449
  Systems
Richard S. Chilinski......   1998    132,500     5,000         --            14,844          10,000         1,781
  Vice President, Chief      1997    104,807    10,000         --                --          30,000           370
  Financial Officer and      1996     95,000    25,365         --                --          72,000(5)     20,000
  Assistant Secretary
Norman E. O'Shea..........   1998    135,562        --      4,000                --          15,000         1,585
  Vice President, General    1997     40,872(4) 14,762      1,600                --          40,000(4)      1,226
  Manager XeTel West
Julian C. Hart............   1998    137,750        --         --                --          10,000            --
  Senior Vice President      1997    130,000        --         --                --          10,000            --
  and Chief Technical        1996    117,610    33,040         --                --          12,000           780
  Officer

---------------

(1) Represents car allowances.

(2) Messrs. DeCaro, Peten and Chilinski were issued 5,000, 2,500 and 2,500, respectively, shares of Common Stock on April 20, 1998, based on fiscal 1998 performance. The market price of the shares on the award date was $5.94. The shares will vest in full upon completion of two years of continued service. As of the last day of fiscal 1998, Messrs. DeCaro, Peten and Chilinski had no shares of restricted stock of the Company.

(3) Represents matching contributions under the Company's 401(k) Profit Sharing Plan and special transaction bonuses for Messrs. DeCaro and Chilinski in fiscal 1996.

(4) Mr. O'Shea joined the Company in December 1996, and at such time was granted 40,000 options in connection with his joining the Company.

(5) For Mr. Chilinski, includes 60,000 options granted in April, 1995 in connection with his joining the Company in January, 1995.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the 1997 Plan to the Named Executive Officers during the 1998 fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL
                                                                                          REALIZABLE VALUE
                                  INDIVIDUAL GRANTS                                          AT ASSUMED
                             ---------------------------                                    ANNUAL RATES
                             NUMBER OF      % OF TOTAL                                     OF STOCK PRICE
                             SECURITIES      OPTIONS                                      APPRECIATION FOR
                             UNDERLYING     GRANTED TO                                   OPTION TERM ($)(5)
                              OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   -------------------
           NAME              GRANTED(1)   FISCAL YEAR(2)    ($/SHARE)(3)     DATE(4)        5%        10%
           ----              ----------   --------------   --------------   ----------   --------   --------
Angelo A. DeCaro, Jr.......    25,000         6.02%             5.00         8/12/04      50,888    118,590
William A. Peten...........    10,000         2.41%             5.00         8/12/04      20,355     47,436
Richard S. Chilinski.......    10,000         2.41%             5.00         8/12/04      20,355     47,436
Norman E. O'Shea...........    15,000         3.61%             5.00         8/12/04      30,533     71,154
Julian C. Hart.............    10,000         2.41%             5.00         8/12/04      20,355     47,436

---------------

(1) Each option was granted on August 12, 1997 under the 1997 Plan. Each option will become exercisable as to twenty-five percent (25%) of the shares upon the optionee's completion of one (1) year of service measured from the grant date and with respect to the balance of the shares in a series of equal annual installments over three (3) years of service thereafter. The option will become immediately exercisable upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the acquiring entity. Any assumed options will become immediately exercisable following an optionee's involuntary termination of service, other than for cause, if such involuntary termination occurs within 18 months, following the acquisition of the Company by merger or asset sale or a change in control of the Company.

(2) The Company granted options to purchase an aggregate of 415,500 shares of Common Stock to employees during fiscal 1998, including options granted to Named Executive Officers.

(3) The exercise price may be paid in cash or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Plan Administrator may also assist an optionee in the exercise of an option by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The Plan Administrator has the discretionary authority to reprice outstanding options under the Plan through the cancellation of those options and the grant of replacement options with an exercise price based on the lower fair market value of the option shares on the regrant date.

(4) Each option has maximum term of seven (7) years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(5) Potential realizable value is based on assumption that the market price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the seven (7) year option term. There can be no assurance that the actual stock price appreciation over the seven (7) year option term will be at the assumed five percent (5%) and ten percent (10%) levels or at any other defined level.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning option exercises and option holdings for the fiscal year ended March 28, 1998 for each of the Named Executive Officers:

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                             VALUE REALIZED              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES       (MARKET PRICE AT         FISCAL YEAR-END (#)         FISCAL YEAR-END ($)(1)
                            ACQUIRED ON    EXERCISE DATE LESS    ---------------------------   ---------------------------
           NAME             EXERCISE (#)   EXERCISE PRICE) ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             ------------   -------------------   -----------   -------------   -----------   -------------
Angelo A. DeCaro, Jr......       --                --              157,500        87,500         352,900        25,300
William A. Peten..........       --                --               93,500        38,500         216,780        15,180
Richard S. Chilinski......       --                --               43,500        68,500          91,080        91,080
Norman E. O'Shea..........       --                --               10,000        45,000              --            --
Julian C. Hart............       --                --               43,500        23,500         101,880        15,180

---------------

(1) Based on the fair value of the Company's Common Stock as of March 27, 1998 of $3.75 per share, less the exercise price for such shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was comprised of Messrs. Sato, Guire and Conlisk in fiscal 1998. Mr. Conlisk is also a member of the Compensation Committees of the Board of Directors of both EXAR and SBE, Inc. Mr. Guire, the Chairman of the Company, is a director of EXAR and serves as the Secretary of the Board of Directors, Executive Vice President and Chief Financial Officer of EXAR. Mr. Sato, a director, served as Chairman of the Board of Directors from 1986 to April 1998, he also served as its Chief Executive Officer from 1986 to August 1995.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission ("SEC"). Such officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 28, 1998, all reporting requirements under Section 16(a) were met in a timely manner by its officers, Directors and greater than ten percent beneficial owners.

                        REPORT OF COMPENSATION COMMITTEE

GENERAL

     The Compensation Committee of the Board of Directors (the "Committee"), is comprised of non-employee Directors. The current members of the Committee are Messrs. Sato, Guire and Conlisk. No current executive officer has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. The Committee is responsible for recommending to the Board the compensation programs and levels of pay for executive officers. The Committee administers the Company's stock option plan, including the awarding of grants thereunder. The Committee also advises management on pay programs and levels for other employees.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     Through the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which seek to tie executive compensation to the attainment of Company-wide, business unit and individual performance objectives, while providing compensation sufficient to attract, motivate and retain talented executives who will contribute to the Company's long-term success. In furtherance of these goals, annual base salaries are generally set at levels that take into account both competitive and performance factors. The Company also relies to a significant degree on annual and longer-range incentive compensation to attract and motivate its executives. Annual incentive compensation is variable and is closely tied to corporate performance to encourage profitability, growth and the enhancement of stockholder value. During fiscal 1998, compensation for the Company's executive officers consisted of base salary, annual cash incentive opportunities, longer-term equity incentives, participation as eligible employees (with all other eligible employees of the Company) in the Company's 401(k) Savings Plan, an auto allowance for certain executive officers, and certain benefits available generally to employees of the Company.

BASE SALARY

     The Compensation Committee fixes the base salary of the President and Chief Executive Officer and reviews and approves base salaries for each of the Company's other executive officers annually in connection with annual performance reviews. In adjusting these base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Committee. The Committee considers a mix of factors and evaluates individual performance against that mix both in absolute terms, in relation to the executive's peers within the Company and competitive salary survey information.

     To assist in recruiting highly qualified management, the Committee generally targets base salaries paid to executive officers at competitive levels, depending on individual qualifications and experience.

     During fiscal 1998, the Compensation Committee increased the salary of the President and Chief Executive Officer, resulting in an adjusted salary comparable to mid-range salaries paid to chief executive officers of comparable-sized high technology companies. Based on the Compensation Committee's conclusion that salaries of the Company's other executive officers should be aligned with the salaries of executive officers at comparable-sized high technology companies, salary adjustments for the other executive officers ranged up to 12% in fiscal 1998.

ANNUAL INCENTIVE OPPORTUNITIES

     The Company maintains annual cash incentive bonus programs to reward executive officers and other key employees for attaining defined performance goals. For most executive officers and other key employees, bonuses are based primarily on Company-wide performance targets. For senior management personnel, while Company-wide performance is a factor, significant weight is also given to individual performance and the performance of particular operation groups within the Company. Company-wide, operating group and individual targets are established annually for these bonus programs.

     The Company maintains an annual incentive award program designed to reward management and other key employees for Company-wide, business unit and individual performance. Under the program, executive officers (including the Chief Executive Officer) receive a percentage of their base salary based upon the achievement of targeted levels of performance. These levels of performance include but are not limited to, the Company's level of net sales and earnings and other criteria related to asset management, productivity, quality and throughput to the extent that achievement of such goals are affected by the individual's performance. For the Chief Executive Officer, the target percentage for fiscal 1998 was 45% of base salary, and the target percentage was 30% for the other executive officers. Target awards are subject to a multiplier, calculated on the basis of actual results against each of the performance criteria in the cases of the Chief Executive officer and other officers. For fiscal 1998, no bonuses were paid under this program based upon the Company's performance.

EQUITY INCENTIVES

     The Company has utilized the 1997 Plan to further align the interests of stockholders and management by creating common incentives related to the possession by management of substantial economic interest in the long-term appreciation of the Company's stock. Generally, options under the Plan are granted with exercise prices set at the fair market value of the underlying stock on the date of grant, have a term of seven years, and are subject to vesting over four years. In determining the size of an option to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer's overall compensation arrangements, including stock options, although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility.

     In fiscal 1998, the Committee granted stock options to executive officers. After considering the criteria discussed above, the Committee granted to Mr. DeCaro options to purchase 25,000 shares. In addition to amounts granted associated with joining the Company, the Committee also granted options to other executive officers to acquire shares ranging in aggregate amounts from 10,000 to 50,000 shares. In general, in determining the size of all such grants, the Committee focused in particular on its conclusion, based on experience and informal information subjectively evaluated, that the stock and option holdings of the Company's executive officers were below the levels needed to provide appropriate equity incentives.

COMPLIANCE WITH INTERNAL REVENUE CODE 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                            RONALD W. GUIRE
                                            KOZO SATO
                                            RAIMON L. CONLISK

STOCK PERFORMANCE GRAPH

     The graph below depicts the Company's stock price as an index assuming $100 invested on February 14, 1996 (the date of the Company's initial public offering), along with the composite prices of companies listed in the Nasdaq Electronic Component Index and Nasdaq Stock Composite Index. This information has been provided to the Company by Nasdaq. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or be indicative of the possible future performance of the Common Stock.

          COMPARISON OF CUMULATIVE TOTAL RETURN SINCE FEB. 14, 1996**
                            Among XeTel Corporation,
                   the Nasdaq Electronics Component Index and
                     The Nasdaq Stock Composite Index - US

                                                                         Nasdaq
                                                                      Electronics       Nasdaq Stock
               Measurement Period                      XeTel           Component         Composite
             (Fiscal Year Covered)                  Corporation          Index           Index - US
2/14/96                                                        100               100               100
3/29/96                                                        111                96               103
3/27/97                                                         63               170               115
3/27/98                                                         47               194               170

** $100 invested on February 14, 1996 in stock or index, including reinvestment of dividends.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Report of the Compensation Committee and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 1, 1998 (i) by each person or group who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) by each Director of the Company and each Named Executive Officer of the Company who beneficially held shares of the Common Stock as of such date, and (iii) by all current executive officers and Directors of the Company as a group. Except as otherwise noted, each person's address is c/o XeTel Corporation, 2105 Gracy Farms Lane, Austin, Texas 78758, and each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by his or her spouse under applicable community property laws.

                                                              SHARES BENEFICIALLY OWNED
                    NAME AND ADDRESS OF                       --------------------------
                      BENEFICIAL OWNER                          NUMBER          PERCENT
                    -------------------                       -----------      ---------
Rohm U.S.A., Inc.(1)
  149 Kifer Court
  Sunnyvale, CA 94086-5120..................................   4,326,411         43.2
Julian C. Hart(5)(3)........................................     618,300          6.2
David W. Gault(4)...........................................     587,500          5.9
Angelo A. DeCaro, Jr.(2)(5)(6)..............................     165,077          1.6
Kozo Sato(1)(2)(7)
  1053 Mt. George Ave.
  Napa, CA 94558............................................     106,000          1.1
William A. Peten(5)(8)......................................      97,471            *
Ronald W. Guire(2)(9)
  235 Belgatos Road
  Los Gatos, CA 95032.......................................      93,500            *
Raimon L. Conlisk(2)(10)
  12741 Leander Drive
  Los Altos Hills, CA 94022.................................      77,500            *
Richard S. Chilinski(5)(11).................................      64,000            *
Sam L. Densmore(2)(12)
  10666 Cox Lane
  Dallas, Texas 75229.......................................      15,000            *
Norman E. O'Shea(5)(13).....................................      11,937            *
All current executive officers and Directors as a group.....   1,248,785         12.4

---------------

  * Represents less than one percent of the outstanding shares of Common Stock plus all options currently exercisable or exercisable within 60 days after June 1, 1998.

 (1) Mr. Sato, a Director of the Company, is also a director or Rohm Americas, Inc., of which Rohm U.S.A., Inc. is a wholly-owned subsidiary.

 (2) Director of the Company.

 (3) Includes 46,500 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998, and includes 27,958 shares owned by Hart & Hart, Inc., Mr. Hart's defined benefit plan.

 (4) Includes 44,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998, and includes 130,165 shares owned by JDG Properties, Inc., Mr. Gault's defined benefit plan.

 (5) Named Executive Officer of the Company.

 (6) Includes 162,500 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998.

 (7) Includes 106,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998, which may be subject to certain repurchase rights in accordance with the Automatic Option Grant Program.

 (8) Includes 96,500 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998.

 (9) Includes 93,500 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998, which may be subject to certain repurchase rights in accordance with the Automatic Option Grant Program.

(10) Includes 77,500 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998, which may be subject to certain repurchase rights in accordance with the Automatic Option Grant Program.

(11) Includes 58,500 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998.

(12) Includes 15,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998, which are subject to certain repurchase rights in accordance with the Automatic Option Grant Program.

(13) Includes 10,000 shares which may be acquired pursuant to options currently exercisable or exercisable within 60 days after June 1, 1998.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of nine (9) meetings during fiscal 1998. During fiscal 1998, the Board had an Audit Committee, a Compensation Committee, a Special Committee and a Nominating Committee.

     The Audit Committee currently comprised of Messrs. Conlisk, Guire and Densmore met one (1) time during fiscal 1998. The Audit Committee recommends to the Board the engagement of the Company's independent accountants and reviews with such accountants the plan, scope and results of their examination of the financial statements.

     The Compensation Committee, currently comprised of Messrs. Guire, Sato and Conlisk met six (6) times during fiscal 1998. The Compensation Committee sets the level of compensation of executive officers and advises management with respect to compensation levels for key employees. The Compensation Committee also administers the Company's Option Plan.

     The Special Committee, currently composed of Messrs. Densmore and Guire met one (1) time during fiscal 1998. The Special Committee reviews and makes recommendations to the Board on significant matters between the Company and its officers, directors, principal stockholders and affiliates (including Rohm).

     The Nominating Committee, currently comprised of Messrs. DeCaro, Conlisk and Densmore, met one (1) time during fiscal 1998. The Nominating Committee reviews the qualifications of, and makes recommendations to the Board with respect to, Director nominees who are properly presented to such committee.

     Each director attended or participated in 85% or more of the aggregate of
(i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during fiscal 1998.

BOARD COMPENSATION

     Directors who are full-time salaried employees of the Company are not compensated for their service on the Board or on any Board committee. Directors who are not employees of the Company receive a quarterly retainer of $3,000 for their services and a fee of $1,000 for each Board meeting and $500 for each committee meeting attending, plus travel and lodging expenses where appropriate. In addition, on the date of each annual stockholders meeting each individual who is to continue to serve as a non-employee Board member after the meeting shall be granted a non-statutory option to purchase an additional 5,000 shares of Common Stock, the exercise price per share being equal to the fair market value per share on the option grant date, provided each individual has served as a non-employee Board member for at least six (6) months. Each individual who is first elected or appointed as a non-employee Board member shall be granted a non-statutory option to purchase 15,000 shares of Common Stock.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than March 14, 1999 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and the procedure set forth in the Bylaws of the Company.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the year ended March 28, 1998 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                   FORM 10-K

     The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about June 26, 1998. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations, XeTel Corporation, 2105 Gracy Farms Lane, Austin, Texas 78758.

                              CERTAIN TRANSACTIONS

     The Company has engaged in a number of transactions with Rohm in the past and expects to in the future. The Company believes that these transactions were on terms no less favorable to the Company than would have been obtained from unaffiliated third parties. All significant transactions in the past and future, if any, between the Company and its officers, Directors, principal stockholders and affiliates (including Rohm) will be approved by a majority of the Company's independent Directors and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                  ACCOUNTANTS

     The Company's financial statements have been audited by Price Waterhouse LLP as independent accountants. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Stockholders. They do not expect to make any statement, but will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                            THE BOARD OF DIRECTORS

Dated: July 10, 1998

                               XETEL CORPORATION

                                    PROXY

                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 11, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              XETEL CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held August 11, 1998 and the Proxy Statement and appoints Ronald W. Guire and Angelo A. DeCaro, Jr., and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Xetel Corporation (the "Company") which the undersigned is entitled to vote, either on his or her behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at Xetel Corporation, 2105 Gracy Farms Lane, Austin, Texas 78758 on Tuesday, August 11, 1998 at 10:30 A.M. Central Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                               WITHHOLD
                          AUTHORITY TO VOTE FOR
                       FOR    ALL NOMINEES                                                                FOR   AGAINST  ABSTAIN

1. To elect two (2)    [ ]      [ ]    ANGELO A. DECARO, JR. (CLASS III)   2.  To approve the amendment    [ ]     [ ]      [ ]
   Class III Directors                                                         to the Company's 1997
   to serve on the                     RONALD W. GUIRE (CLASS III)             Stock Incentive Plan
   Board of Directors                                                          effective as of August 11, 1998
   for three years or until the respective successor of each such Class
   III director is duly elected and qualified to serve on the Board of
   Directors:

   WITHHOLD AUTHORITY for the following nominee(s) only: (write the name(s) of the nominee(s) in this space)

   --------------------------------------------------------------------

                                                                         The Board Of Directors recommends a vote FOR the directors listed above and a vote FOR the other proposals. This
                                                                         proxy, when properly executed, will be voted as specified
                                                                         above. If no specification is made, this Proxy will be
                                                                         voted FOR the election of the directors listed above and
                                                                         FOR the other proposals.







                                                                                                               Date:          1998
   --------------------------------------- --------------------------------------------------------------------       --------,
   SIGNATURE                               SIGNATURE, IF HELD JOINTLY

   Please sign above exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign.
   When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, limited liability companies and associations and give his or her title.

